                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                              THIRD QUARTER ENDED                 YEAR TO DATE ENDED
                                        -------------------------------     -------------------------------
                                        SEPTEMBER 30,     SEPTEMBER 25,     SEPTEMBER 30,     SEPTEMBER 25,
                                            1995              1994              1995              1994
                                        -------------     -------------     -------------     -------------
PRIMARY
Average shares outstanding............    111,797,588       128,612,692       115,684,473       128,609,594
Dilutive stock options based on the
  treasury stock method using average
  market price........................        *                 108,907          **                 188,768
                                          -----------       -----------       -----------       -----------
          Total.......................    111,797,588       128,721,599       115,684,473       128,798,362
                                          ===========       ===========       ===========       ===========
Income (loss) from continuing
  operations..........................    $  (242,912)      $    40,325       $  (197,351)      $    80,573
Discontinued operations...............        (56,019)           11,974         1,578,458            39,821
                                          -----------       -----------       -----------       -----------
Income (loss) before cumulative effect
  of change in accounting principle...       (298,931)           52,299         1,381,107           120,394
Cumulative effect of change in
  accounting principle, net of income
  tax benefit of $2,861...............                                             (4,511)
                                          -----------       -----------       -----------       -----------
Net income (loss).....................    $  (298,931)      $    52,299       $ 1,376,596       $   120,394
                                          ===========       ===========       ===========       ===========
Preferred dividends...................    $    13,385                         $    31,951
                                          ===========                         ===========
Cash paid in excess of liquidation
  value for Series B preferred stock
  repurchases.........................    $    21,267                         $    21,267
                                          ===========                         ===========
Earnings (loss) applicable to common
  shareholders........................    $  (333,583)      $    52,299       $ 1,323,378       $   120,394
                                          ===========       ===========       ===========       ===========
Primary earnings (loss) per common
  share:
  Continuing operations...............    $     (2.48)      $       .31       $     (2.17)      $       .63
  Discontinued operations.............           (.50)              .10             13.65               .30
  Cumulative effect of change in
     accounting principle.............                                               (.04)
                                          -----------       -----------       -----------       -----------
Primary earnings (loss) per common
  share...............................    $     (2.98)      $       .41       $     11.44       $       .93
                                          ===========       ===========       ===========       ===========

---------------

 * Antidilutive due to loss: common stock equivalents of 2,336,403 are not added to weighted average shares.

** Less than 3% dilution: common stock equivalents of 1,403,148 are not added to weighted average shares.

                                   Exhibit 11

                            THE TIMES MIRROR COMPANY

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                              THIRD QUARTER ENDED                 YEAR TO DATE ENDED
                                        -------------------------------     -------------------------------
                                        SEPTEMBER 30,     SEPTEMBER 25,     SEPTEMBER 30,     SEPTEMBER 25,
                                            1995              1994              1995              1994
                                        -------------     -------------     -------------     -------------
FULLY DILUTED
Average shares outstanding............    111,797,588       128,612,692       115,684,473       128,609,594
Common shares assumed issued upon
  conversion of Series B preferred
  stock...............................     12,519,977                           9,737,760
Dilutive stock options based on the
  treasury stock method using market
  price at the close of the period, if
  higher than average market price....        *                 108,907         2,299,279           188,768
                                          -----------       -----------       -----------       -----------
          Total.......................    124,317,565       128,721,599       127,721,512       128,798,362
                                          ===========       ===========       ===========       ===========
Income (loss) from continuing
  operations..........................    $  (242,912)      $    40,325       $  (197,351)      $    80,573
Discontinued operations...............        (56,019)           11,974         1,578,458            39,821
                                          -----------       -----------       -----------       -----------
Income (loss) before cumulative effect
  of change in accounting principle...       (298,931)           52,299         1,381,107           120,394
Cumulative effect of change in
  accounting principle, net of income
  tax benefit of $2,861...............                                             (4,511)
                                          -----------       -----------       -----------       -----------
Net income (loss).....................    $  (298,931)      $    52,299       $ 1,376,596       $   120,394
                                          ===========       ===========       ===========       ===========
Preferred dividends...................    $     8,236                         $    19,217
                                          ===========                         ===========
Cash paid in excess of liquidation
  value for Series B preferred stock
  repurchases.........................    $    21,267                         $    21,267
                                          ===========                         ===========
Earnings (loss) applicable to common
  shareholders........................    $  (328,434)      $    52,299       $ 1,336,112       $   120,394
                                          ===========       ===========       ===========       ===========
Fully diluted earnings per common
  share:
  Income before cumulative effect of
     change in accounting principle...        *             $       .41       $     10.50       $       .93
  Cumulative effect of change in
     accounting principle.............                                               (.04)
                                          -----------       -----------       -----------       -----------
Fully diluted earnings per common
  share...............................        *             $       .41       $     10.46       $       .93
                                          ===========       ===========       ===========       ===========

---------------

* Antidilutive due to loss: common stock equivalents of 2,336,403 are not added to weighted average shares.

                                   Exhibit 11
                                  Page 2 of 2